UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 30, 2008
Federal Home Loan Bank of Cincinnati
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51399	31-6000228

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Atrium Two, P.O. Box 598, Cincinnati, Ohio	45201-0598

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:      513-852-7500
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 30, 2008, the Board of Directors of the Federal Home Loan Bank of Cincinnati (the “Bank”) adopted amendments toArticle VIII, Sections 4(f) and 4(i) of the Bank’s bylaws, relating to the indemnification of the Bank’s directors and officers, to clarify the Board’s long-standing view of the application of those provisions to both current and former directors and officers. The revised sections read as follows (new language underscored):
“(f) The indemnification and advancement of expenses provided by or granted pursuant to this Section 4 shall not be deemed exclusive of any other rights to which a director, officer, employee or agent of the Bank seeking indemnification or advancement of expenses may be entitled under any agreement, vote of member-stockholders or of disinterested directors or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office. Access or entitlement to the indemnification and advancement of expenses provided by or granted pursuant to this Section 4 shall not be deemed to be limited or reduced by the availability of indemnification or advanced expenses from an entity or enterprise for which the party seeking indemnification under this Section 4 provided services at the request of the Bank. The Bank may, by resolution adopted by its Board of Directors, provide indemnification to employees and agents of the Bank with the same scope and effect as the indemnification of directors and officers contained in this Section 4. The indemnification and advancement of expenses provided by or granted pursuant to this Section 4 shall vest at the time a person becomes a director or officer of the Bank, shall continue as to such a person who has ceased to be a director or officer of the Bank, shall not be adversely affected by any amendment thereof as to events or actions occurring prior to such amendment, shall represent contractual rights against the Bank enforceable by such a person, and shall inure to the benefit of the heirs, executors, administrators and estate of such a person.”
“(i) The provisions of this Section 4 are intended to confer indemnification upon persons covered thereby to the fullest extent permitted by applicable laws and regulations. The provisions of this Section 4 are intended to be severable. If any provision of Section 4 is found by a regulatory agency, court or other tribunal of competent jurisdiction to be unenforceable or invalid due to conflict with public or regulatory policy or otherwise, the remaining provisions shall remain in full force and effect notwithstanding such finding and, to the extent possible, the provision in conflict shall be deemed modified, consistent with the intent hereof, to the extent necessary to resolve such conflict.”
Item 8.01 Other Events.
On December 31, 2008, the Federal Home Loan Bank of Cincinnati sent a notice to its members regarding the election of independent directors. The text of the notice is filed as Exhibit 99.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.
Notice to members.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Cincinnati
December 31, 2008	By:	/s/ Donald R. Able
		Name:	Donald R. Able
		Title:	Senior Vice President and Controller

Exhibit Index

Exhibit No.	Description
99.1	Notice to members.